Exhibit 8.1

LUSE GORMAN, PC

ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780

WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000

FACSIMILE (202) 362-2902

www.luselaw.com

March 14, 2025

Boards of Trustees/Directors

Assabet Valley Bancorp

Avidia Bancorp, Inc.

Avidia Bank

Boards of Trustees/Directors:

You have requested this firm’s opinion regarding the material federal income tax consequences that will result from the conversion of Assabet Valley Bancorp, a Massachusetts-chartered mutual holding company (the “MHC”), into the stock form of organization (the “Conversion”), pursuant to the Assabet Valley Bancorp Plan of Conversion, adopted March 11, 2025 (the “Plan”), and the transactions described below. Capitalized terms used but not defined herein shall have the same meaning as set forth in the Plan.

In connection with our opinion, we have made the investigations we have deemed relevant or necessary for the purpose of this opinion. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have further assumed the absence of adverse facts not apparent from the face of the instruments and documents we examined, and we have relied upon the accuracy of the factual matters set forth in the Plan, the Registration Statement on Form S-1 filed by Avidia Bancorp, Inc., a Maryland stock corporation (the “Stock Holding Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, the Letter Application for Conversion and the Application on Form FR Y-3, each filed by the Stock Holding Company with the Board of Governors of the Federal Reserve System, and the Application for Conversion filed by the MHC with the Massachusetts Commissioner of Banks, all relating to the Conversion. In addition, we are relying on a letter from RP Financial, LC. to you, dated March 14, 2025, stating its belief as to certain valuation matters described below. Furthermore, we assume that each of the parties to the Conversion will comply with all reporting obligations with respect to the Conversion required under the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder (the “Treasury Regulations”).

Our opinion is based upon the existing provisions of the Code and the Treasury Regulations and upon current Internal Revenue Service (“IRS”) published rulings and existing court decisions, any of which could be changed at any time. Any such changes may be retroactive and could significantly modify the statements and opinions expressed herein. Similarly, any change in the facts and assumptions stated herein, upon which this opinion is based, could modify the conclusions stated herein. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Trustees/Directors

Assabet Valley Bancorp

Avidia Bancorp, Inc.

Avidia Bank

We opine only as to the matters we expressly set forth herein, and no opinions should be inferred as to any other matters or as to the tax treatment of the Conversion, and related transactions, that we do not specifically address. We express no opinion as to other federal laws and regulations, or as to laws and regulations of other jurisdictions, or as to factual or legal matters other than as set forth herein.

For purposes of this opinion, we are relying on the representations as to factual matters provided to us by the MHC, Avidia Bank (the “Bank”), and the Stock Holding Company, as set forth in the certificates signed by an authorized officer for each of those entities and incorporated herein by reference.

Description of Proposed Transactions

Based upon our review of the relevant documents, and in reliance upon such documents, we understand that the relevant facts are as follows. The Bank is a Massachusetts-chartered stock savings bank, which is headquartered in Hudson, Massachusetts. The Bank was originally organized in mutual form and subsequently converted to a stock bank and reorganized into the mutual holding company structure. The Bank is currently the wholly owned subsidiary of the MHC. The MHC is a mutual holding company, with no stockholders. The depositors of the Bank are considered the “owners” of the MHC and are entitled upon the complete liquidation of the MHC to any liquidation proceeds after the payment of creditors.

The Board of Trustees of the MHC and the Board of Directors of the Stock Holding Company adopted the Plan providing for the conversion of the MHC from a Massachusetts-chartered mutual holding company to a stock holding company. As part of the Conversion, the Stock Holding Company will succeed to all the rights and obligations of the MHC and will offer shares of Holding Company Common Stock to the Bank’s eligible depositors and to other persons in the Offering.

Pursuant to the Plan, the Conversion will be effected as follows and in such order as is necessary to consummate the Conversion:

(1)	The MHC will establish a Massachusetts stock corporation (the “Massachusetts Stock Company”) as a first-tier stock subsidiary.

(2)

The MHC will merge with and into the Massachusetts Stock Company with the Massachusetts Stock Company as the resulting entity (the “MHC Merger”), whereby shares of Massachusetts Stock Company common stock owned by the MHC will be canceled and all persons holding liquidation interests in the MHC will constructively receive, without further action on the part of such persons, liquidation interests in the Massachusetts Stock Company in exchange for their liquidation interests in the MHC.

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Trustees/Directors

Assabet Valley Bancorp

Avidia Bancorp, Inc.

Avidia Bank

(3)

Immediately after the MHC Merger, the Massachusetts Stock Company will merge with and into the Stock Holding Company, with the Stock Holding Company as the resulting entity (the “Merger”), whereby the liquidation interests held by the persons in the Massachusetts Stock Company pursuant to the MHC Merger will automatically, without further action on the part of such persons, be exchanged for an interest in the Stock Holding Company Liquidation Account in exchange for such liquidation interests in the Massachusetts Stock Company. As a result of the Merger, the Bank will become the wholly owned subsidiary of the Stock Holding Company.

(4)	Immediately after the Merger, the Stock Holding Company will offer for sale the Holding Company Common Stock in the Offering.

(5)

The Stock Holding Company will contribute at least 50% of the net proceeds of the Offering to the Bank in constructive exchange for additional shares of common stock of the Bank and in exchange for the Bank Liquidation Account.

At the time of the Conversion, the Stock Holding Company Liquidation Account will be maintained by the Stock Holding Company for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders (if any) who continue to maintain their deposit accounts with the Bank. The initial balance of the Stock Holding Company Liquidation Account will be equal to the MHC’s total equity as reflected in the latest statement of financial condition contained in the final Prospectus used in the Offering. The respective terms of the Stock Holding Company Liquidation Account and the Bank Liquidation Account, the latter of which supports the payment of the Stock Holding Company Liquidation Account in the event the Stock Holding Company lacks sufficient net assets, are set forth in Section 9.7 of the Plan.

As a result of the Conversion and the Offering, the Stock Holding Company will be a publicly held corporation, will register the Holding Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, and will become subject to the rules and regulations thereunder and file periodic reports and proxy statements with the SEC. The Bank will be a wholly owned subsidiary of the Stock Holding Company and will continue to carry on its business and activities as conducted immediately prior to the Conversion.

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Trustees/Directors

Assabet Valley Bancorp

Avidia Bancorp, Inc.

Avidia Bank

The stockholders of the Stock Holding Company will be those persons who purchase shares of Holding Company Common Stock in the Offering. Nontransferable rights to subscribe for the Holding Company Common Stock have been granted, in order of priority, to Eligible Account Holders, Supplemental Eligible Account Holders (if any), to the Bank’s Tax-Qualified Employee Plans (“Employee Plans”), and to Employees, Officers, Directors and Corporators. The Stock Holding Company may also offer shares of Holding Company Common Stock not subscribed for in the Subscription Offering, if any, for sale in a Community Offering to members of the general public (with first preference given to persons residing in the Local Community), and if shares remain for sale after the Subscription and Community Offerings, such shares may be offered for sale, at the sole discretion of the Stock Holding Company, to members of the general public in a Syndicated Community Offering or a Firm Commitment Underwritten Offering.

Opinions

Based on the foregoing description of the Conversion, including the MHC Merger and the Merger, and subject to the qualifications and limitations set forth in this letter, we are of the opinion that:

1. The MHC Merger will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code. (Section 368(a)(l)(A) of the Code).

2. The constructive exchange of the Eligible Account Holders and Supplemental Eligible Account Holders liquidation interests in the MHC for liquidation interests in the Massachusetts Stock Company in the MHC Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations. (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54).

3. No gain or loss will be recognized by the MHC on the transfer of its assets to the Massachusetts Stock Company and the Massachusetts Stock Company’s assumption of MHC’s liabilities, if any, in constructive exchange for liquidation interests in the Massachusetts Stock Company or on the constructive distribution of such liquidation interests to holders of liquidation interests in the MHC. (Section 361(a), 361(c) and 357(a) of the Code).

4. No gain or loss will be recognized by the Massachusetts Stock Company upon the receipt of the assets of the MHC in the MHC Merger in exchange for the constructive transfer of liquidation interests in the Massachusetts Stock Company to the holders of liquidation interests in the MHC. (Section 1032(a) of the Code).

5. Persons who have liquidation interests in the MHC will recognize no gain or loss upon the constructive receipt of a liquidation interests in the Massachusetts Stock Company in exchange for their liquidation interests in the MHC. (Section 354(a) of the Code).

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Trustees/Directors

Assabet Valley Bancorp

Avidia Bancorp, Inc.

Avidia Bank

6. The basis of the assets of MHC (other than the stock in the Massachusetts Stock Company) to be received by the Massachusetts Stock Company will be the same as the basis of such assets in the MHC immediately prior to the transfer. (Section 362(b) of the Code).

7. The holding period of the assets of the MHC transferred to the Massachusetts Stock Company will include the holding period of those assets in the MHC. (Section 1223(2) of the Code).

8. The Merger will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. (Section 368(a)(1)(F) of the Code).

9. The Massachusetts Stock Company will not recognize any gain or loss on the transfer of its assets to the Stock Holding Company and the Stock Holding Company’s assumption of its liabilities in exchange for shares of Stock Holding Company Common Stock and the constructive distribution of interests in the Stock Holding Company Liquidation Account to the Eligible Account Holders and Supplemental Eligible Account Holders. (Sections 361(a), 361(c) and 357(a) of the Code).

10. No gain or loss will be recognized by the Stock Holding Company upon the receipt of the assets of Massachusetts Stock Company in the Merger. (Section 1032(a) of the Code).

11. The basis of the assets of the Massachusetts Stock Company to be received by the Stock Holding Company will be the same as the basis of such assets in the Massachusetts Stock immediately prior to the transfer. (Section 362(b) of the Code).

12. The holding period of the assets of Massachusetts Stock Company to be received by the Stock Holding Company will include the holding period of those assets in the Massachusetts Stock Company immediately prior to the transfer. (Section 1223(2) of the Code).

13. Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Massachusetts Stock Company for interests in the Stock Holding Company Liquidation Account. (Section 354 of the Code).

14. It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Stock Holding Company Common Stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon distribution to them of nontransferable subscription rights to purchase shares of Stock Holding Company Common Stock. (Section 356(a) of the Code.) Eligible Account Holders and Supplemental Eligible Account Holders will not realize any taxable income as a result of their exercise of the nontransferable subscription rights. (Rev. Rul. 56-572, 1956-2 C.B. 182).

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Trustees/Directors

Assabet Valley Bancorp

Avidia Bancorp, Inc.

Avidia Bank

15. It is more likely than not that the fair market value at the effective date of the Conversion of the benefit to Eligible Account Holders and Supplemental Eligible Account Holders provided by an interest in the Bank Liquidation Account which they receive is zero. Pursuant to the Plan, the Bank Liquidation Account supports the payment of the Stock Holding Company Liquidation Account in the unlikely event that either the Bank (or the Stock Holding Company and the Bank) were to liquidate after the Conversion (including a liquidation of the Bank or the Bank and the Stock Holding Company in a purchase and assumption transaction with a credit union acquiror) when the Stock Holding Company lacks sufficient net assets to pay distributions from the Stock Holding Company Liquidation Account when due. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the distribution to them of such interests in the Bank Liquidation Account as of the effective date of the Conversion. (Section 356(a) of the Code).

16. It is more likely than not that the basis of the Stock Holding Company Common Stock purchased in the Offering by the exercise of the nontransferable subscription rights will be the purchase price thereof. (Section 1012 of the Code).

17. The holding period of the Stock Holding Company Common Stock purchased pursuant to the exercise of subscriptions rights will commence on the date on which the right to acquire such stock was exercised. (Section 1223(5) of the Code).

18. No gain or loss will be recognized by the Stock Holding Company on the receipt of money in exchange for Stock Holding Company Common Stock sold in the Offering. (Section 1032 of the Code).

Our opinion in paragraph 16 above is predicated on the representation that no person will receive any payment, whether in money or property, in lieu of the issuance of subscription rights. Our opinion in paragraph 14 above is based on the position that the subscription rights to purchase shares of Holding Company Common Stock received by Eligible Account Holders and Supplemental Eligible Account Holders have a fair market value of zero. We understand that the subscription rights will be granted at no cost to the recipients, will be legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of Holding Company Common Stock at the same price to be paid by members of the general public in any Community Offering or Syndicated Community Offering. We also note that the IRS has not in the past concluded that subscription rights have value. In addition, we are relying on a letter from RP Financial, LC. to you stating its belief that subscription rights do not have any economic value at the time of distribution or at the time the rights are exercised in the Subscription Offering. Based on the foregoing, we believe it is more likely than not that the nontransferable subscription rights to purchase Holding Company Common Stock have no value.

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Trustees/Directors

Assabet Valley Bancorp

Avidia Bancorp, Inc.

Avidia Bank

If the subscription rights are subsequently found to have an economic value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Stock Holding Company and/or the Bank may be subject to tax on the distribution of the subscription rights.

Our opinions in paragraph 15 above are based on the premise that the benefit provided by the Bank Liquidation Account supporting the payment of the Stock Holding Company Liquidation Account in the event the Stock Holding Company lacks sufficient net assets has a fair market value of zero at the time of the Conversion. The Bank Liquidation Account payment obligation arises only if the Stock Holding Company lacks sufficient net assets to fund the Stock Holding Company Liquidation Account in a solvent liquidation of the Bank and/or Stock Holding Company or if the Bank (or the Bank and Stock Holding Company) enters into a transaction to transfer its assets and liabilities to a credit union. We understand that: (i) no holder of an interest in a liquidation account has ever received payment of an interest in a liquidation account attributable to the liquidation of a solvent bank and/or holding company (other than as set forth below); (ii) the interests in the Stock Holding Company Liquidation Account and Bank Liquidation Account are not transferable by an Eligible Account Holder or Supplemental Eligible Account Holder; (iii) the amounts due under the Stock Holding Company Liquidation Account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in the Bank are reduced, as described in the Plan; and (iv) holders of an interest in a liquidation account have received payments of their interest in only a limited number of instances (out of hundreds of transactions involving mergers, acquisitions and the purchase of assets and assumptions of liabilities of holding companies and subsidiary banks). These instances involved the purchase and assumption of the bank’s assets by a credit union. However, not all states permit the sale of a bank’s assets to credit unions, further limiting the opportunity for this type of transaction. We also note that the U.S. Supreme Court in Paulsen v. Commissioner, 469 U.S. 131 (1985) stated the following:

The right to participate in the net proceeds of a solvent liquidation is also not a significant part of the value of the shares. Referring to the possibility of a solvent liquidation of a mutual savings association, this Court observed: “It stretches the imagination very far to attribute any real value to such a remote contingency, and when coupled with the fact that it represents nothing which the depositor can readily transfer, any theoretical value reduces almost to the vanishing point.” Society for Savings v. Bowers, 349 U.S. 143, 150 (1955).

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Trustees/Directors

Assabet Valley Bancorp

Avidia Bancorp, Inc.

Avidia Bank

In the present case, we believe that the same analysis as was applied in Paulsen and Society for Savings can be applied to the extremely remote contingency that a depositor will, at some undetermined time in the future, realize value from the sale of the Bank’s assets to a credit union. First, some states prohibit a credit union from acquiring a bank’s assets through a purchase and assumption transaction. Second, although others do, as noted above, there have been only a limited number of instances where a credit union has acquired the assets of a bank where an amount representing the then-value of a liquidation account has been (or will be) paid to the bank’s eligible depositors. These instances all involved former mutual banks that were required to establish liquidation accounts in a conversion to a stock bank and that later engaged in a purchase and assumption transaction with a credit union. Since 1816 (the date the first mutual bank was chartered in Massachusetts), only a limited number of former mutual banks out of hundreds of converted former mutual banks have engaged in purchase and assumption transactions with credit unions and have been required to distribute to their depositors the remains of any liquidation accounts. Under these circumstances, we agree with the statement by the Supreme Court in Society for Savings that “any theoretical value reduces almost to the vanishing point.”

In addition, we are relying on a letter from RP Financial, LC. to you stating its belief that the benefit provided by the Bank Liquidation Account supporting the payment of the Stock Holding Company Liquidation Account does not have any economic value at the time of the Conversion. Based on the foregoing, we believe it is more likely than not that the rights in the Bank Liquidation Account have no value at the time of the Conversion.

If the IRS were to subsequently find that the Bank Liquidation Account had economic value as of the time of the Conversion, each Eligible Account Holder and Supplemental Eligible Account Holder may need to recognize income in the amount of the fair market value of their interest in the Bank Liquidation Account as of the effective date of the Conversion. However, we are not aware of any situation where rights in a bank liquidation account have been found to have an economic value at the time of a mutual-to-stock conversion of a mutual bank or a second-step conversion of a mutual holding company.

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Trustees/Directors

Assabet Valley Bancorp

Avidia Bancorp, Inc.

Avidia Bank

CONSENT

We hereby consent to the filing of this opinion letter as an exhibit to the MHC’s Application for Conversion filed with the Massachusetts Commissioner of Banks, the Stock Holding Company’s Letter Application for Conversion filed with the Board of Governors of the Federal Reserve System and the Stock Holding Company’s Registration Statement on Form S-1 filed with the SEC. We also hereby consent to the references to our firm in the Prospectus contained in the Application for Conversion, the Application for Conversion and the Form S-1 under the captions “The Conversion and Stock Offering – Material Income Tax Consequences” and “Legal and Tax Matters.”

Very truly yours,

Luse Gorman, PC